Exhibit 99.1

Valassis Commences Cash Tender Offer and Consent Solicitation

for any and all of its 8 1/4% Senior Notes due 2015

Livonia, Mich., January 13, 2011: Valassis Communications, Inc. (NYSE: VCI), one of the nation’s leading media and marketing services companies, announced today that it has commenced a cash tender offer to purchase (the “Tender Offer”) and consent solicitation (the “Consent Solicitation,” and together with the “Tender Offer,” the “Offer”) for any and all of its outstanding $242,224,000 aggregate principal amount of 8 1/4% Senior Notes due 2015 (the “Notes”). The Tender Offer and the Consent Solicitation are described in the Offer to Purchase and Consent Solicitation Statement, dated January 13, 2011 (the “Offer to Purchase”) and the related Letter of Transmittal and Consent.

The primary purpose of the Consent Solicitation is to solicit the consents (the “Consents”) of holders of the Company’s Notes to certain proposed amendments (the “Amendments”) to the Indenture, dated as of March 2, 2007, as supplemented (the “Indenture”), governing the Notes to eliminate or modify substantially all of the restrictive covenants and certain events of default in the Indenture.

The Offer will expire at 11:59 p.m., New York time on February 10, 2011, unless Valassis extends or earlier terminates the Offer in its sole discretion (such time and date, as they may be extended, the “Expiration Date”). Under the terms of the Offer, holders of the Notes who validly tender and do not validly withdraw their Notes and provide their Consents prior to 5:00 p.m. New York time on January 27, 2011, such time and date which may be extended (the “Consent Date”), will receive the total consideration of $1,045.00 per $1,000 principal amount of Notes purchased, which is equal to the tender offer consideration of $1,015.00 plus a consent payment of $30.00 (the “Consent Payment”), plus any accrued and unpaid interest on the Notes up to, but not including, the payment date for such Notes.

Holders who validly tender their Notes after the Consent Date, but on or prior to the Expiration Date, shall receive the tender offer consideration equal to $1,015.00 per $1,000 principal amount of the Notes, plus any accrued and unpaid interest on the Notes up to, but not including, the payment date for such Notes. Holders who validly tender their Notes after the Consent Date will not receive the Consent Payment.

The Tender Offer is not conditioned on any minimum amount of Notes tendered, but is conditioned upon the satisfaction or waiver of a number of conditions which are described more fully in the Offer to Purchase, including, without limitation, 1) the receipt by the Company, on or around the Consent Date, of net proceeds from a new debt financing on terms and conditions satisfactory to the Company, and 2) the receipt by the Company of Consents not validly revoked from holders of at least a majority in aggregate principal amount of outstanding Notes to the Amendments.

Any Notes purchased pursuant to the Tender Offer will be cancelled, and those Notes will cease to be outstanding. Assuming that the conditions to the Offer are satisfied or waived, payment for the Notes validly tendered and not validly withdrawn at or prior to the Consent Date is expected to be on or about January 28, 2011. Payment for the Notes validly tendered and not validly withdrawn at or prior to the Expiration Date will occur promptly after the Expiration Date.

Valassis has retained BofA Merrill Lynch to act as Dealer Manager and Solicitation Agent in connection with the Offer. D.F. King & Co., Inc. has been retained to act as the Depositary and the Information Agent for the Offer.

The Offer to Purchase and the related Letter of Transmittal are expected to be distributed to holders beginning today. For additional information regarding the terms of the Offer, please contact BofA Merrill Lynch, Debt Advisory Services, at (888) 292-0070 (toll free) or (980) 388-9217 (collect). Requests for copies of the Offer to Purchase or the related Letter of Transmittal, which may be obtained at no charge, may be directed to D.F. King & Co., Inc. at (888) 628-8536 (toll free) or (212) 269-5550 (collect).

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other securities. The Offer is made only by and pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal and Consent. The Offer is not being made in any jurisdiction in which making or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction. None of Valassis, its management, its

Board of Directors, the Information Agent, the Dealer Manager, the Depositary, nor any other person makes any recommendation as to whether holders of Notes should tender their Notes, and no one has been authorized to make such a recommendation. Holders of Notes must make their own decisions as to whether to tender their Notes, and, if they decide to do so, the principal amount of Notes to tender.

About Valassis

Valassis is one of the nation’s leading media and marketing services companies, offering unparalleled reach and scale to more than 15,000 advertisers. Its RedPlum™ media portfolio delivers value on a weekly basis to over 100 million shoppers across a multi-media platform – in-home, in-store and in-motion. Through its digital offering, including redplum.com and save.com, consumers can find compelling national and local deals online. Headquartered in Livonia, Michigan with approximately 7,000 associates in 28 states and eight countries, Valassis is widely recognized for its associate and corporate citizenship programs, including its America’s Looking for Its Missing Children® program. Valassis companies include Valassis Direct Mail, Inc., Valassis Canada, Promotion Watch, Valassis Relationship Marketing Systems, LLC and NCH Marketing Services, Inc. For more information, visit http://www.valassis.com, http://www.redplum.com and http://www.save.com.

Cautionary Statements Regarding Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: price competition from our existing competitors; new competitors in any of our businesses; a shift in client preference for different promotional materials, strategies or coupon delivery methods, including, without limitation, as a result of declines in newspaper circulation; an unforeseen increase in paper or postal costs; changes which affect the businesses of our clients and lead to reduced sales promotion spending, including, without limitation, a decrease of marketing budgets which are generally discretionary in nature and easier to reduce in the short-term than other expenses; our substantial indebtedness, and ability to refinance such indebtedness, if necessary, and our ability to incur additional indebtedness, may affect our financial health; the financial condition, including bankruptcies, of our clients, suppliers, senior secured credit facility lenders or other counterparties; our ability to comply with or obtain modifications or waivers of the financial covenants contained in our debt documents; certain covenants in our debt documents could adversely restrict our financial and operating flexibility; ongoing disruptions in the credit markets that make it difficult for companies to secure financing; fluctuations in the amount, timing, pages, weight and kinds of advertising pieces from period to period, due to a change in our clients’ promotional needs, inventories and other factors; our failure to attract and retain qualified personnel may affect our business and results of operations; a rise in interest rates could increase our borrowing costs; we may be required to recognize additional impairment charges against goodwill and intangible assets in the future; possible governmental regulation or litigation affecting aspects of our business; the credit and liquidity crisis in the financial markets could continue to affect our results of operations and financial condition; uncertainty in the application and interpretation of applicable state sales tax laws may expose us to additional sales tax liability; and general economic conditions, whether nationally, internationally, or in the market areas in which we conduct our business, including the adverse impact of the ongoing economic downturn on the marketing expenditures and activities of our clients and prospective clients as well as our vendors, with whom we rely on to provide us with quality materials at the right prices and in a timely manner. These and other risks and uncertainties related to our business are described in greater detail in our filings with the United States Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q and the foregoing information should be read in conjunction with these filings. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Mary Broaddus

Director, Investor Relations and Corporate Communications

734-591-7375

broaddusm@valassis.com